Exhibit (13)(c)

                               PURCHASE AGREEMENT


         MetLife - State Street Income Trust (the "Trust"), an unincorporated association of the type commonly referred to as a business trust organized under the laws of the Commonwealth of Massachusetts, and MetLife - State Street Investment Services, Inc., a Massachusetts corporation ("MLSSIS"), hereby agree with each other as follows:

         1. The Trust hereby offers MLSSIS and MLSSIS hereby purchases: one shares of beneficial interest (par value $.001) in the Trust's Managed Assets series (the "Shares"), at a price of $7.40 per share. The Trust hereby acknowledges receipt from MLSSIS of payment in full for the Shares.

         2. MLSSIS represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

         3. The names "MetLife - State Street Income Trust" and "Trustees of MetLife - State Street Income Trust" refer, respectively, to the Trust and the Trustees of the Trust, as trustees but not individually or personally, acting from time to time under the Trust's Agreement and Declaration of Trust dated December 23, 1985, as amended, which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "MetLife State Street Income Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, holders of shares of beneficial interest or representatives of the Trustees personally, but bind only the trust estate, and all persons dealing with the Trust must look solely to the trust property for the enforcement of any claims against the Trust. The Agreement and Declaration of Trust of the Trust further provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Fund shall be responsible or liable for the same.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 16th day of December, 1988.

                                                 METLIFE - STATE STREET
                                                 INCOME TRUST
ATTEST:


/s/ Darman A. Wing                               By: /s/ Charles L. Smith, Jr.
--------------------------------                     ---------------------------

                                                 METLIFE - STATE STREET
                                                 INVESTMENT SERVICES, INC.
ATTEST:


/s/ Darman A. Wing                               By: /s/ David P. McLean
--------------------------------                     ---------------------------

                                December 16, 1988



MetLife - State Street Income Trust
One Financial Center
Boston, Massachusetts 02110-2690

Gentlemen:

        In connection with your sale to us today of one share(s) of beneficial interest of MetLife - State Street Managed Assets (the "Shares"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Share to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by MetLife - State Street Managed Assets, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                               METLIFE - STATE STREET
                                               INVESTMENT SERVICES, INC.


                                               By: /s/ David P. McLean
                                                   -----------------------
                                                   President